UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Uroplasty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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5420 Feltl Road
Minnetonka, Minnesota 55343
2009 ANNUAL MEETING AND PROXY STATEMENT
Dear Fellow Shareholder:
     I cordially invite you to Uroplasty’s 2009 Annual Meeting of Shareholders. We will hold this meeting on Tuesday, September 15, 2009, at 1:30 p.m. (Central Time) at our corporate office located at 5420 Feltl Road, Minnetonka, Minnesota, 55343.
     Please read the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for more details about the annual meeting and the matters to be acted upon at the meeting. In addition to voting, we will review the major developments of fiscal 2009 and answer your questions. I hope you will participate in this review of our business and operations. Our Annual Report on Form 10-K for our fiscal year ended March 31, 2009 is also enclosed.
     Whether or not you plan to attend the meeting, your vote is important. Please complete, sign, date and return the enclosed proxy card as soon as possible in the reply envelope provided.
     On behalf of the management and directors of Uroplasty, I want to thank you for your continued support and confidence in Uroplasty. We look forward to seeing you at our 2009 Annual Meeting.
Very truly yours,
David B. Kaysen
President and Chief Executive Officer
Minneapolis, Minnesota
July 27, 2009

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION
AND TO ASSURE THAT A QUORUM WILL BE REPRESENTED AT THE MEETING.

UROPLASTY, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held Tuesday, September 15, 2009
To Shareholders of Uroplasty, Inc.:
     The Annual Meeting of Shareholders of Uroplasty, Inc. will be held on Tuesday, September 15, 2009, at 1:30 p.m. (Central Time) at Uroplasty’s corporate office located at 5420 Feltl Road, Minnetonka, Minnesota 55343 for the following purposes:
•	to elect Ms. Lee A. Jones and Mr. David B. Kaysen as Class I directors to serve a three-year term until their respective successors are elected and qualified; and

•	to attend to other business properly presented at the meeting or any adjournment.
     If you owned common stock at the close of business on July 20, 2009, you are entitled to vote at the meeting or any adjournments. Whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by completing, signing, dating and promptly returning the enclosed proxy card in the reply envelope provided.
On behalf of Uroplasty’s Board of Directors,
Susan Hartjes Holman
Corporate Secretary
     and Chief Operating Officer
Minneapolis, Minnesota
July 27, 2009
WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE REPLY ENVELOPE.

Important notice
regarding the availability of proxy materials for the shareholder meeting to be held on September 15, 2009.
Our proxy statement, the form of our proxy card, and annual report on Form 10-K can be viewed online at
http://www.Uroplasty.com/index.cfm/go/Investors.SEC.

PROXY STATEMENT
VOTING OF SHARES
PROPOSAL 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PRINCIPAL SHAREHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITING MATTERS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

5420 Feltl Road
Minnetonka, Minnesota 55343

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 15, 2009

INTRODUCTION
     We will hold the Annual Meeting of Shareholders of Uroplasty, Inc. on Tuesday, September 15, 2009, at 1:30 p.m. (Central Time) at our principal executive office located at 5420 Feltl Road, Minnetonka, Minnesota 55343, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
     We enclose a proxy card for your use. Our Board of Directors solicits you to complete and return the proxy card in the reply envelope provided. Any proxy received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy card. If you sign a proxy card but do not direct us how to vote, the proxy will be voted as recommended by our Board of Directors. Any shareholder giving a proxy may revoke it at any time before the proxy is voted at our Annual Meeting either by giving a written notice of revocation to our Secretary, by filing a duly executed proxy bearing a later date with our Secretary or by appearing at the Annual Meeting and filing a written notice of revocation with our Secretary prior to use of the proxy. No revocation of a proxy will be effective unless written notice of the revocation is received by us at or prior to the Annual Meeting.
     We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of this proxy statement and the accompanying annual report, as well as the cost of forwarding the material to beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies in person, in writing or by any form of telecommunication. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of common stock.
     We are first mailing this Proxy Statement and the accompanying proxy card to Uroplasty shareholders on or about July 27, 2009.
     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS IN OUR NOTICE OF ANNUAL MEETING.

VOTING OF SHARES
     Only holders of record of our common stock at the close of business on July 20, 2009 are entitled to vote at our Annual Meeting. As of July 20, 2009, we had 14,946,540 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share.
     The presence in person or by proxy at the meeting of holders of a majority of our outstanding shares of common stock entitled to vote at the meeting (7,473,271 shares) is required for a quorum for the transaction of business. Provided that a quorum is present at the meeting, directors will be elected by plurality vote, which means that the directors who receive the most votes will be elected or reelected, regardless of whether holders of a majority of the shares present vote in favor of the director.
     If your shares are registered directly in your name, you are considered the holder of record. If your shares are held in a brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the holder of record, you are considered the beneficial owner, and your shares are said to be held in “street name.”
     If you hold your shares in “street name,” you must provide the holder of record with instructions on how to vote your shares with regard to the items described in this proxy statement. If you do not provide the holder of record with instructions on how to vote your shares, under certain circumstances, your brokerage firm may vote your shares for “routine” matters, such as the election of directors.
     If you abstain from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business as well as shares entitled to vote on that particular matter. If you hold your shares in “street name” and you do not provide voting instructions to your broker or other nominee as the record holder on matters that are not “routine,” your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary voting power. Broker non-votes are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on the proposal in question because the broker has no discretionary voting power. Because it is likely that your broker will have authority to vote without your instructions in the election of directors, it is unlikely that there will be broker non-votes at the 2009 Annual Meeting.
PROPOSAL 1 — ELECTION OF DIRECTORS
Nominations
     Our Board of Directors is divided into three classes, with each class containing as nearly as possible one-third of the total. The members of each class are elected to serve a term of three years. The term of office of each class is staggered so that in any one year the term of only one class expires. At each annual meeting of shareholders, a class of directors will be elected for a three-year term.
     Our Board currently consists of six directors. The term of our Class I directors will expire at our 2009 Annual Meeting requiring the election of two Class I directors at the meeting for a three-year term. Our Nominating Committee has recommended and our Board has nominated the individual nominees named below to serve as a Class I director for the term as indicated below, until his successor has been elected and duly qualified. Both nominees are current members of the Board.
     If the Board should learn that a nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence prior to the Annual Meeting, the proxies which otherwise would have been voted for the nominee will be voted for a substitute nominee selected by the Nominating Committee and elected by the Board. The Board has no reason to believe that a nominee will be unable to serve.

Nominees for Election at the 2009 Annual Meeting
     The following information concerns the persons nominated to serve as directors for the terms indicated below.

Name of Nominee	Age	Class	Term Ends
David B. Kaysen	59	Class I	2012 Annual Meeting

Lee A. Jones	52	Class I	2012 Annual Meeting
     David B. Kaysen has served as our President and Chief Executive Officer and as a director since May 2006. From July 2005 to May 2006, Mr. Kaysen served as President, Chief Executive Officer and a director of Advanced Duplications Services, LLC, a privately-held replicator and duplicator of optical media, such as CDs and DVDs. Between December 2002 and June 2005, he served as President, Chief Executive Officer and a director of Diametrics Medical, Inc., then a publicly-traded manufacturer and marketer of critical care blood analysis systems that provide continuous diagnostic results at point of care. From 1992 to 2002, Mr. Kaysen served as Chief Executive Officer, President and a director of Rehabilicare Inc., then a publicly-traded manufacturer and marketer of electromedical rehabilitation and pain management products for clinician, home and industrial use. Mr. Kaysen holds a Bachelor of Science degree in Business Administration from the University of Minnesota.
     Lee A. Jones has been a director of our company since August 2006. She has more than 25 years of healthcare and medical device industry experience. Ms. Jones has been the Chief Administrative Officer of the Schulze Diabetes Institute at the University of Minnesota since June 2009. From 1997 to 2005, she served as President and Chief Executive Officer of Inlet Medical, Inc. (a Cooper Surgical company since November 2005), specializing in minimally interventional laparoscopic products. Prior to joining Inlet, she had a 14-year career at Medtronic, Inc. where she held various technical and operating positions, most recently serving as Director, General Manager of Medtronic Urology/Interstim division. Ms. Jones currently also serves as a member of the board of directors of Impress Medical, Inc. She holds a Bachelor of Science degree in Chemical Engineering from the University of Minnesota.
     The Board of Directors unanimously recommends a vote “FOR” the election of the two director nominees.
Directors Continuing in Office
     The following information concerns our other directors whose terms of office extend beyond the 2009 Annual Meeting.
Class II
(Terms Ends 2011)
     Sven A. Wehrwein, age 58, has been a director of our company since August 2006. He has over 30 years of experience in accounting, corporate finance and investment banking. Since 1999, he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the board of directors of Compellent Technologies, Image Sensing Systems, Inc., Synovis Life Technologies, Inc., and Vital Images, Inc. Mr. Wehrwein received a Masters of Science degree in Management from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant (inactive).
     R. Patrick Maxwell, age 65, has served as Chairman of our Board since June 2006 and has served as a director of our company since April 1994. Mr. Maxwell has over 30 years of experience as a turn around management specialist, an entrepreneur and executive in both the business and non-profit sectors. He has served as Chief Financial Officer of Magnum Tire Corporation since March 2003 and Tele Resources, Inc. since October 1996. He previously served as Chief Executive Officer of Entronix Inc., Northern Supply, Inc., and Telnet Systems, Inc. He also previously served as Chief Financial Officer of Midwest Legal Services, Inc. and Templeton and Associates, Inc. Mr. Maxwell serves on the board of directors of Magnum Tire Corporation, Tele Resource, Inc., and Telnet Services, Ltd., a New Zealand company. He has a Bachelor of Arts degree in Philosophy from St. John’s University and a Juris Doctorate degree from Northwestern University School of Law.
Class III
(Terms End 2010)
     Thomas E. Jamison, age 49, became a director of our company in August 2000. Mr. Jamison is a shareholder of Fruth, Jamison & Elsass, P.A., a business litigation firm in Minneapolis, Minnesota. From 1996 to 1999, Mr. Jamison served as an investment banker in the Corporate Finance Department of R.J. Steichen & Company. From 1991 to 1996, Mr. Jamison practiced law at Fruth & Anthony, P.A. in Minneapolis. Mr. Jamison graduated magna cum laude from William Mitchell College of Law in 1991.
     James P. Stauner, age 55, has been a director of our company since August 2006. Mr. Stauner has over 27 years of experience in the healthcare industry. Since July 2005, he has been an Operating Principal with Roundtable Healthcare Partners, a private equity firm focused on the healthcare industry. Prior to joining Roundtable Healthcare Partners, Mr. Stauner held various positions between 1999 and 2005 at Cardinal Health, Inc., most recently as President of the Manufacturing Business Groups and a member of the Senior Management Operating Committee. He holds a Bachelor of Science degree in Business Administration from the University of Illinois.
Board Meetings and Attendance
     Our business and affairs are managed by our Board, which met twelve times during the fiscal year ended March 31, 2009. Each director attended at least 75% of the meetings of the Board and any committee on which the director is a member. We encourage all Board members to attend our annual meetings and each attended the fiscal 2008 Annual Meeting.
Director Independence
     Our Board reviews the independence of each director. During this review, our Board considers transactions and relationships between each director (and their immediate family and affiliates) and us, as well as our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. In July 2009, our Board conducted an annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors under applicable rules and listing standards of the NYSE AMEX Equities (“AMEX”) or require disclosure under Securities and Exchange Commission (“SEC”) rules, with the exception of Mr. Kaysen, who is our executive employee. Based upon that finding, our Board determined that Messrs. Jamison, Maxwell, Stauner, and Wehrwein, and Ms. Jones are “independent”.

Committees and Nominations
     Our Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. Our Board believes all members of the Audit Committee, Compensation Committee, and Nominating Committee meet the AMEX’s rule governing committee composition, including the requirement that committee members all be “independent” directors as that term is defined by AMEX rules. The written charters for the Audit Committee and Nominating Committee are available on the investor relations page of our website at www.uroplasty.com. We do not have a written charter for our Compensation Committee.
     Audit Committee. The current members of our Audit Committee are Messrs. Wehrwein (Chair), Maxwell and Jamison. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with certain legal and regulatory requirements. Our Audit Committee has the sole authority to retain, compensate, oversee and terminate our independent registered public accounting firm. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the SEC. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by our independent registered public accounting firm.
     Our Audit Committee administers our Code of Ethics and reviews all related party transactions. The Audit Committee generally requires any transaction between Uroplasty and a director or officer, the immediate family of a director or officer, or any entity that a director or officer controls to be reported to our Chief Financial Officer. The Chief Financial Officer, in turn, is obligated to report the transaction to the Committee. Although it has not adopted written standards of approval, the Audit Committee generally considers these transactions consistent with its fiduciary obligations and approves transactions only if they are fair and reasonable, in the best interests of the corporation, and on terms no less favorable than could be obtained from an unaffiliated third party.
     During fiscal 2009, the Audit Committee held seven meetings. A report of the Audit Committee is set forth below in this Proxy Statement.
     Our Board has determined that all members of the Audit Committee are “independent” directors under the rules of the NYSE AMEX and the SEC and has determined that Mr. Wehrwein and Mr. Maxwell qualify as an “audit committee financial expert” under such rules.
     Compensation Committee. The current members of our Compensation Committee are Messrs. Jamison (Chair) and Stauner and Ms. Jones, each of whom is “independent” with the definition employed by the AMEX, is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee reviews and approves all compensation to our executive officers and other management employees, administers and interprets our employee benefit plans, and provides guidance to management and to the Board in matters relating to the organizational structure of Uroplasty. Although the Compensation Committee reports and reviews its decisions with the Board, there is no requirement for Board approval or ratification of its decisions. Generally, our Chief Executive Officer formulates proposals for the compensation of our executive officers and management other than himself, and presents those proposals to the Compensation Committee. He does not, however, formulate proposals with respect to his own compensation or participate in discussions or approval of that compensation. During fiscal 2009, the Compensation Committee met six times.

     Nominating Committee. The current members of our Nominating Committee are Messrs. Maxwell (Chair) and Stauner and Ms. Jones. The purpose of the Nominating Committee is to identify qualified individuals for membership on the Board and recommend to the Board the nominees for election at our annual meetings of shareholders. During fiscal 2009, the Nominating Committee did not hold any meetings but acted once by written consent.
     Both director-nominees up for election at our 2009 Annual Meeting have been recommended for the Board’s selection by the Nominating Committee. Generally, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order for a candidate to be recommended as a nominee.
     The Nominating Committee will consider for inclusion in its nominations of new Board nominees, candidates that are recommended by shareholders. Candidates recommended by shareholders will be considered on the same basis as candidates referred from other sources. To be considered by the Nominating Committee, nominations must be in writing and addressed to our Secretary at the following address: 5420 Feltl Road, Minnetonka, Minnesota 55343, and must be received by us on or before the deadline for the receipt of shareholder proposals as set forth in “Shareholder Proposals for 2009 Annual Meeting” below. Candidates, or the nominating person, must also submit a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected and evidence of the nominating person’s ownership of our stock.
     The Nominating Committee may, but has no current plans to, hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used in connection with this year’s election and, accordingly, no fees have been paid to consultants or search firms in the past year.
Code of Ethics
     We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. The Code of Ethics is publicly available on the investor relations page of our website at www.uroplasty.com. We plan to disclose any substantive amendments to the Code of Ethics or grant of any waiver from a provision of it to the Chief Executive Officer, the Chief Financial Officer or the Controller in a report on Form 8-K.
Corporate Governance Documents Available on Our Website
     Copies of our Audit Committee Charter, Nominating Committee Charter, and our Code of Ethics, are available on the investor relations page of our website at www.uroplasty.com. In addition, any shareholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing us at our principal executive offices located at 5420 Feltl Road, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Shareholder Communications with the Board of Directors
     We do not have a formal policy by which shareholders may communicate directly with directors, but any shareholder who wishes to send communications to the Board should deliver such communications to the attention of the chairman of our Audit Committee at our principal executive offices located at 5420 Feltl Road, Minnetonka, Minnesota 55343. The Audit Committee chairman will relay to the full Board all shareholder communications he receives that are addressed to the Board.

EXECUTIVE COMPENSATION
Executive Officers
     Our executive officers as of the date of this Proxy Statement are as follow:

Name	Age	Position
David B. Kaysen	59	President and Chief Executive Officer
Mahedi A. Jiwani	60	Vice President, Chief Financial Officer and Treasurer
Susan Hartjes Holman	55	Chief Operating Officer and Corporate Secretary
Arie J. Koole	45	Controller, Managing Director, Dutch Operations
Larry Heinemann	57	Vice President, Global Sales
Marc Herregraven	44	Vice President, Manufacturing
     Biographical information for Mr. Kaysen is set forth in “Proposal 1 — Election of Directors” in this Proxy Statement. Biographical information for our other executive officers is set forth below.
     Mahedi A. Jiwani has served as our Vice President, Chief Financial Officer and Treasurer since November 2005. From 2003 to 2005, Mr. Jiwani served as Chief Financial Officer of M.A. Gedney Company. Between 1997 and 2003, he was employed by Telex Communications, Inc., most recently as Vice President of Finance. Mr. Jiwani holds a Masters of Business Administration and a Master of Engineering from the University of Minnesota.
     Susan Hartjes Holman has served as our Chief Operating Officer since November 2002 and as Secretary since September 1996. She joined Bioplasty, Inc., our predecessor, in 1991 as Director of Operations and has served in various executive capacities before being appointed Chief Operating Officer. Ms. Holman has Bachelor of Arts degrees in Biology-Microbiology and Biomedical Science from St. Cloud State University, and has done graduate work in the biological sciences. Ms. Holman is a Senior Member and a Certified Quality Auditor of the American Society for Quality, has served several years on its Executive Board and subcommittees, and is a member of the Regulatory Affairs Professionals Society and its Ethics Task Force, and the Henrici Society for Microbiologists. She has served on several national and international scientific and regulatory committees, and is a cofounder for the Biomedical Focus Conference and the Biomedical Consortium, Minneapolis, Minnesota.
     Arie J. Koole joined us in 1993 and has served as our Managing Director and Controller of our operations in The Netherlands since January 2000. From 1987 to 1993, Mr. Koole was a financial auditor with the international accounting firm Deloitte & Touche in The Netherlands. Mr. Koole has a Bachelors Degree in Business Economics.
     Larry Heinemann has served as our Vice President of Global Sales since June 2007. He joined us in September 1998 as Director of Sales for North and South America and since then has served in a range of senior executive positions, primarily as a Vice President in the area of sales, marketing and business development. Mr. Heinemann holds a Bachelor of Science degree in marketing and personnel management from the School of Business of Eastern Illinois University. He is a member of the Society of Urological Nursing Association (SUNA), and served on the Board as an Industry Liaison for the Upper Midwest Chapter. He is also a board trustee of SUNA foundation.
     Marc Herregraven has served as our Vice President of Manufacturing since November 2002. He joined Bioplasty, Inc. in April 1992 as Plant Manager, and became Director of Manufacturing in 1994 and Director of Operations in 1999. Previously, he served with Advanced Bio-Surfaces, Inc., a Minnesota-based medical device developer, as Director of Manufacturing, and with Bio-Vascular, Inc., a

Minnesota-based medical device manufacturer, in an engineering function. Mr. Herregraven has a B.S. in Mechanical Engineering and has been a member of the American Society for Quality since 1996.
Compensation
     We compensate our executive officers through an annual cash salary that is set by our Compensation Committee at a meeting during the first quarter of our fiscal year, and normally effective as of July 1. We also provide incentive compensation through an Management Incentive Plan that is annually established by our Compensation Committee and that pays cash incentive compensation for each executive based upon the achievement of pre-established financial goals, and also based on individual performance goals. Although our board reserves the right to grant discretionary bonuses, we did not grant any such bonuses to executive officers with respect to fiscal 2009 or 2008.
     To provide a longer term incentive, we grant stock options to executives that carry exercise prices equal to the fair market value of our common stock on the date of grant, are one-third vested on that date and one-third on the following two anniversaries of the grant date, and that generally expire five years from the grant date. Although we have also granted restricted stock on a selective basis in the past, we did not grant any restricted stock in fiscal 2009 and we had no unvested restricted stock outstanding. We do not maintain any defined benefit pension plans or non-qualified deferred compensation plans for executive officers and do not provide significant perquisites to our officers.
     The level of compensation is generally set by reference to competitive compensation in the industry and by the officer’s experience and duties. Our Compensation Committee has not used a compensation consultant or obtained benchmark data during the past two years, but instead has relied upon experience of its members in setting compensation.
     Although we attempt to provide competitive compensation, we also focus on the cash consumption caused by increased compensation. Although we increased salary levels, as well as incentive compensation targets for fiscal 2009 after significantly improved performance during fiscal 2008, because of decreased financial performance during the second half of fiscal 2009 and the prospect of continued lower sales caused by the economy and the effect of decisions regarding reimbursement for our Urgent PC product, we froze salary levels for executives for fiscal 2010, and set incentive targets in fiscal 2010 at the same level as for fiscal 2009.
     Our Management Incentive Plan for the year ended March 31, 2009 paid incentive compensation based on achievement of objectives at a threshold, at target and at a maximum, with the targeted performance effectively equal to our budget for the year. Mr. Kaysen and Mr. Jiwani were entitled to incentive compensation of 25% of their salaries at the threshold, 50% at the target and 60% at the maximum. For Mr. Kaysen, 80% of his incentive compensation was based on achievement of financial goals, while 20% was based on achievement of individual performance goals. For Mr. Jiwani, 60% was based on financial performance and 40% was based on individual performance goals. Because our financial performance did not meet the threshold level required under our 2009 Management Incentive Plan, we did not pay any incentive compensation based on financial performance for that year. The incentive compensation for fiscal 2009 reflected in the table below represents partial payout of the portion of incentive compensation that is based on individual performance goals, to the extent the Compensation Committee determined that such goals were achieved.

Summary Compensation Table
     The following table contains information regarding all compensation earned during the fiscal years ended March 31, 2009 and 2008 by our Chief Executive Officer and our two other most highly compensated executive officers serving at the end of fiscal year 2009.

				Non-Equity
			Option	Incentive Plan	All Other
Name and		Salary	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)
David B. Kaysen	2009	291,450	140,754	31,259	13,528	476,991
President and CEO (4)	2008	277,500	316,581	166,500	11,500	772,081

Mahedi A. Jiwani	2009	198,500	57,922	46,449	1,385	304,256
Vice President, Chief Financial Officer and Treasurer	2008	191,875	48,908	103,078	—	343,861

Susan Hartjes Holman	2009	197,350	31,876	30,787	1,376	261,389
Chief Operating Officer and Corporate Secretary	2008	191,550	27,376	95,775	—	314,701

(1)	The amounts reflect the portion of the fair value of the options recognized as expense for financial statement reporting purposes in accordance with SFAS No. 123(R), and may include amounts from awards granted in prior fiscal years. Details of the assumptions used in valuing these awards are set forth in Note 3, Shareholders’ Equity, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(2)	Represents cash bonuses earned under our Management Incentive Plan.

(3)	Represents employer discretionary 401(k) contributions and, for Mr. Kaysen, reimbursement for premiums for personal life and disability insurance. All other perquisites and benefits for each named executive officer were less than $10,000 in the fiscal year reported.

Outstanding Equity Awards at 2009 Fiscal Year End
     The following table sets forth certain information concerning equity-based awards outstanding to the named executive officers at March 31, 2009. None of our named executive officers has any outstanding restricted stock or other stock awards as of March 31, 2009.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option	Option
	(#)	(#)		Exercise Price	Expiration
Name	Exercisable	Unexercisable		($)	Date
David B. Kaysen	300,000	—		2.50	5/17/2016
	33,334	16,666	(1)	4.31	7/2/2012
	16,666	33,334	(2)	3.15	6/23/2013

Mahedi A. Jiwani	100,000	—		3.00	11/14/2015
	11,667	5,333	(3)	2.65	2/1/2014
	13,333	6,667	(1)	4.31	7/2/2012
	6,667	13,333	(2)	3.15	6/23/2013

Susan Hartjes Holman	75,000	—		5.30	12/21/2009
	100,000 (4)	—		5.19	1/1/2015
	8,333	4,167	(3)	2.65	2/1/2014
	6,667	3,333	(1)	4.31	7/2/2012
	3,333	6,667	(2)	3.15	6/23/2013

(1)	Vested with respect to the remaining one-third of the shares on July 3, 2009.

(2)	Vested with respect to one-third of the remaining shares on June 22, 2009 and will vest with respect to the remaining one-third on June 22, 2010.

(3)	Will vest with respect to the remaining one-third of the shares on February 2, 2010.

(4)	Acquired in May 2007 by will and the laws of decent and distribution from the Estate of Daniel G. Holman.
Employment Agreements and Payments Upon Termination or Change in Control Provisions
  Employment Agreements and Other Arrangements
     David B. Kaysen. Effective May 17, 2006, we entered into an employment agreement with Mr. Kaysen, our President and Chief Executive Officer. The agreement provides for an annual base salary of $255,000, which was increased to $293,600 effective July 1, 2008 and will be maintained at the level for the year ending March 31, 2010. The agreement also provides that Mr. Kaysen is entitled to an annual cash incentive bonus under our Management Incentive Plan based on the achievement of annual corporate financial and individual performance objectives approved by our Compensation Committee. The agreement requires that we reimburse Mr. Kaysen for up to $11,500 annually for his personal life and disability insurance policies, and required that we grant him options, with a 10-year term, to acquire 300,000 shares of our common stock. These options were granted with an exercise price of $2.50 per share and vested in one-third installments on the start date of his employment and on the first and second anniversaries of his employment.

     Mr. Kaysen’s employment agreement prohibits him, for one year after his employment terminates, from engaging in competition, directly or indirectly, with us in the development, manufacturing, licensing, marketing or distribution of products or services for diagnosis or treatment of urinary or fecal voiding dysfunctions, and prohibits him during that period from soliciting our employees or customers.
     The employment agreement has a one-year term, unless terminated earlier, and will continue to automatically renew on a year-to-year basis. If we terminate the agreement without “good cause” (as defined in the agreement), we will pay Mr. Kaysen an amount equal to 100% of his then annual base salary as severance pay. However, if we terminate his employment without “good cause” in connection with a change in control, we will pay him an amount equal to 160% of his then annual base salary as severance pay.
     Mahedi A. Jiwani. Effective November 14, 2005, we entered into an employment agreement with Mr. Jiwani, our Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $175,000, which was increased to $200,000 effective July 1, 2008 and will be maintained at that level for the year ending March 31, 2010. The agreement also provides that Mr. Jiwani is entitled to an annual cash incentive bonus under our Management Incentive Plan based on the achievement of annual corporate financial and individual performance objectives approved by our Compensation Committee. The agreement required that we grant Mr. Jiwani options to purchase 100,000 shares of our common stock, which we granted at an exercise price of $3.00 per share and which originally vested 25% on his start date and on each of the first, second and third anniversaries of his start date. On February 2, 2006, the vesting of Mr. Jiwani’s options, and all other options, was accelerated to avoid the accounting charge to our earnings associated with the vesting of these options upon our adoption of FAS 123(R).
     Mr. Jiwani’s employment agreement prohibits him, for one year after his employment terminates, from engaging, directly or indirectly, in any business in competition with Uroplasty’s business and prohibits him during that period from soliciting our employees or customers.
     The employment agreement has a one-year term, unless terminated earlier, and will continue to automatically renew on a year-to-year basis. If we terminate the agreement without “good cause” (as defined in the agreement) including if we do not annually renew his employment agreement, we will pay Mr. Jiwani an amount equal to 100% of his then annual base salary and a prorated share of his annual bonus earned as of the termination date assuming 100% milestone achievement as severance pay. We will pay this amount in twelve equal monthly installments provided Mr. Jiwani is not subsequently employed.
     Susan Hartjes Holman. We also have an employment agreement with Ms. Holman, which was entered into on December 7, 1999. The employment agreement specifies a base salary, which is subject to annual adjustment and was increased to $198,800 effective July 1, 2008 and will be maintained at that level for the year ending March 31, 2010. Ms. Holman is also eligible to receive an annual cash incentive bonus under our Management Incentive Plan based on the achievement of annual corporate financial and individual performance objectives approved by our Compensation Committee.
     Either party may terminate Ms. Holman’s employment at any time, with or without cause, by providing 30 days’ written notice to the other party. If Ms. Holman’s employment is terminated by us “without cause,” we would continue to pay her monthly base salary for a period of 12 months.
     Contemporaneously with the execution of the employment agreement, Ms. Holman executed an Employee Confidentiality, Inventions, Non-Solicitation and Non-Compete Agreement, under which she agreed not to disclose confidential information, to assign to us without charge all intellectual property relating to our business which is created or conceived during the term of employment, to not encourage employees to leave our employment for any reason and to not compete with us during the term of employment and for a period of eighteen months thereafter.
  Definition of Good Cause, Without Good Cause and Change of Control
     Under our employment agreements with Messrs. Kaysen and Jiwani, termination for “good cause” generally means one or more of the following events: (i) the executive’s willful breach of his employment agreement; (ii) the executive’s gross negligence in the performance or nonperformance of his duties which remains uncured for 30 days; (iii) the executive’s willful dishonesty, fraud or misconduct which materially and adversely affect our operations or reputation; or (iv) the executive’s conviction of a felony crime which materially and adversely affects our operations or reputation. Termination “without good cause” generally means one or more of the following events: (i) we impose material and adverse changes, without the executive’s consent, in his principal duties (including upon a change of control); (ii) we reduce the executive’s base salary without the executive’s consent by more than the weighted average percentage reduction made contemporaneously by us of the base salaries of all other executive officers (including upon a change of control); (iii) we do not renew our executive’s employment agreement or offer a replacement employment agreement on substantially similar terms; (iv) we relocate the offices at which the executive is principally employed to a location more than 50 miles from the prior location; or (v) we terminate the executive’s employment without good cause.
     Under the employment agreement with Ms. Holman, “cause” means one of the following events: (i) the employee is convicted of a felony; (ii) the employee has committed theft or fraudulent act or has acted dishonestly with respect to any business of our company; (iii) the employee has engaged in substance abuse or (iv) the employee has breached any agreement made between the employee and our company.
     Under our employment agreements with our executive officers, a “change of control” generally means any of the following events:
•	a majority of our Board no longer consists of individuals who were directors, or who were appointed by directors or successors of directors, who served at the time of the applicable agreement was executed;

•	the acquisition of our securities that results in any person owning more than 50% of either our outstanding voting securities or our common stock;

•	a sale or other disposition of all or substantially all of the assets of our company (with certain exceptions); or

•	the approval by our shareholders of a complete liquidation or our dissolution.
  Payments Made Upon Termination Due to Death or Disability
     Generally, in the event a named executive officer’s employment is terminated due to death or disability, such officer is entitled to (a) salary and any earned, but unpaid, annual cash bonus, through the date of termination, and (b) exercise all vested options as of the termination date for a period of one year after such termination.

  Acceleration of Stock Options Upon Change in Control
     All stock option awards to our named executive officers which are currently 100% vested were granted under our prior plans. All stock option awards to our named executive officers which are not currently 100% vested were granted under our 2006 Stock and Incentive Plan (the “2006 Plan”). Under the 2006 Plan, in the event of a change in control, whether or not an executive officer’s employment is terminated, 100% of the remaining unvested portion of their stock options will immediately vest and be exercisable for the remaining term of the option.
DIRECTOR COMPENSATION
     Effective October 1, 2008, our non-employee directors receive an annual retainer of $10,000, payable in cash in four equal quarterly installments of $2,500, for service on our Board of Directors. In addition, non-employee directors receive $1,200 for each board meeting attended in-person, $600 per telephonic meeting, and $750 for each committee meeting attended. The Chairs of the Board, Audit Committee and Compensation Committee are paid an additional quarterly fee of $1,750, $1,000 and $750, respectively. Payments are made in cash on the last business day of each calendar quarter.
     All non-employee directors receive an automatic grant of stock options upon the director’s initial appointment or election to the Board for 45,000 shares of common stock, one-third of which vests on the date of grant and the first and second anniversaries thereafter. Each non-employee director is granted in conjunction with our annual meeting of shareholders an annual stock option for 15,000 shares of common stock, all of which are vested on the date of grant except that such annual grant does not commence for newly appointed or elected directors until one year following full vesting of the initial grant. Director option grants have an exercise price equal to the closing market price on the date of the grant.
     We do not provide any form of incentive compensation or other form of stock-based or cash based compensation to our directors, and do not provide perquisites or other forms of compensation, although we do reimburse directors for out-of-town travel to and from board meetings.
     The following table shows, for each of our non-employee directors, information concerning annual compensation earned for services in all capacities during the fiscal year ended March 31, 2009. Mr. Kaysen, our President and CEO, does not receive separate compensation for his services as a director.
Non-Employee Director Compensation

	Fees Earned or	Stock Option
Name	Paid in Cash ($)	Awards ($)(1)	Total ($)
Lee A. Jones	24,500	8,594	33,094
Sven A. Wehrwein	30,950	8,594	39,544
R. Patrick Maxwell	32,200	19,050	51,250
James P. Stauner	25,700	8,594	34,294
Thomas E. Jamison	32,250	19,050	51,300

(1)	Values expressed represent the actual compensation cost recognized in our financial statements for fiscal 2009 pursuant to SFAS No. 123(R), as discussed under Note 3, Shareholders’ Equity, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009. Each of Ms. Jones, Mr. Wehrwein and Mr. Stauner received options to purchase 45,000 shares of common stock when they were first elected as directors and will be entitled to receive options for an additional 15,000 shares at the 2009 annual meeting. Messrs. Jamison and Maxwell, who have served longer and have participated in our annual grant policy, each hold options to purchase 90,000 shares, including options to purchase 15,000 shares exercisable at $2.38 per share granted on the date of our 2008 annual meeting.

PRINCIPAL SHAREHOLDERS
     The following table presents the beneficial ownership of our common stock on June 30, 2009, by each person we know to own more than five percent of our common stock, by each director and executive officer named in the summary compensation table above, and by all directors and executive officers as a group. Unless indicated by footnotes, each shareholder possesses sole voting and investment power over its shares. Under the SEC’s rules, shares that may be issued upon the exercise of outstanding stock options, warrants or convertible securities on or within 60 days after June 30, 2009 are considered outstanding for the purpose of calculating the percentage of common stock owned by each person, but not for the purpose of calculating the percentage of common stock owned by any other person.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Common Stock
Beneficial Owners of More Than 5%
SF Capital Partners Ltd (1) c/o Stark Offshore Management, LLC 3600 South Lake Drive St. Francis, WI 53235	1,504,100	9.9%

CystoMedix, Inc. (2) c/o Frank Harvey, Esq. 7900 Xerxes Avenue South, Suite 1500 Bloomington, MN 55431	1,387,144	9.3%

Heartland Advisors, Inc. (3) 789 North Water Street Milwaukee, WI 53202	1,304,683	8.7%

Perkins Capital Management (4) 730 East Lake Street Wayzata, MN 55391	1,167,102	7.7%

Eliot Rose Asset Management, LLC (5) 10 Weybosset Street, Suite 401 Providence, RI 02903	1,127,790	7.5%

Babson Capital Management LLC (6) 470 Atlantic Avenue Boston, MA 02210	835,000	5.6%

Executive Officers and Directors (7)
David B. Kaysen	439,917	2.9%
Thomas E. Jamison	143,100	*
Lee A. Jones	52,100	*
R. Patrick Maxwell	201,484	1.3%
James P. Stauner	52,100	*
Sven A. Wehrwein	46,400	*
Susan Hartjes Holman	541,991	3.5%
Mahedi A. Jiwani	169,250	1.1%
All executive officers and directors as a group (11 persons) (7)	2,028,710	12.3%

*	Less than 1%.

(1)	Based on an amendment to Schedule 13G filed February 14, 2007. Includes 98,889 shares underlying immediately exercisable warrants, but excludes 605,278 shares underlying immediately exercisable warrants that are subject to exercise caps that preclude the holder from exercising to the extent that it would beneficially own in excess of 9.9% of our outstanding common stock. Michael A. Roth and Brian J. Stark are the managing members of Stark Offshore Management, LLC, which acts as investment manager and has sole power to direct the management of SF Capital Partners. Messrs. Roth and Stark disclaim beneficial ownership.

(2)	Based on an amendment to Schedule 13G filed February 15, 2008.

(3)	Based on an amendment to Schedule 13G filed February 11, 2009. Includes 62,500 shares underlying immediately exercisable warrants expiring in August 2011. Heartland Advisors and William J. Nasgovitz, President and a principal shareholder of Heartland Advisors, may be deemed to have shared voting and investment power over the shares. Each disclaims beneficial ownership over the shares. The shares are held in an investment advisory account for the benefit of Turn the Tide, LP, a Wisconsin limited partnership.

(4)	Based on an amendment to Schedule 13G filed January 23, 2009. Richard C. Perkins is Executive Vice President and Portfolio Manager of Perkins Capital Management a registered investment advisor. Includes 85,000 shares underlying warrants expiring April 2010 and 215,000 shares underlying warrants expiring August 2011 that may be acquired upon exercise within 60 days of June 30, 2009.

(5)	Based on an amendment to Schedule 13G filed February 17, 2009. Eliot Rose Asset Management, LLC is deemed to beneficially own such shares under arrangements where it acts as investment adviser to certain persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Additionally, Gary S. Siperstein is deemed to be the beneficial owner of the number of securities pursuant to his ownership interest in Eliot Rose Asset Management, LLC.

(6)	Based on an amendment to Schedule 13G filed on June 3, 2009. Represents shares held by Cobbs Wharf Master Fund, L.P. for which Babson Capital Management LLC is the investment advisor and reports shared voting and disposition power.

(7)	Includes for Mr. Kaysen 416,667 shares, for Mr. Jamison 95,000 shares, for Ms. Jones 45,000 shares, for Mr. Maxwell 95,000 shares, for Mr. Stauner 45,000 shares, for Mr. Wehrwein 45,000 shares, for Ms. Holman 213,333 shares, for Mr. Jiwani 155,000 shares, and for all officers and directors as a group 1,435,002 shares that may be acquired upon exercise of options that were exercisable on, or became exercisable within 60 days of, June 30, 2009.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
     To our knowledge, based solely on a review of the copies of such reports furnished to us during the fiscal year ended March 31, 2009 and on any written representation by any of such persons, we believe all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with for such fiscal year.

AUDITING MATTERS
Audit Committee Report
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to our accounting, reporting practices and the quality and integrity of our financial reports and our other publicly disseminated financial information. Management is responsible for internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. In this context, the Audit Committee has met with management (including the Chief Executive Officer and Chief Financial Officer) and Grant Thornton, LLP, our independent registered public accounting firm (“Independent Auditors”), both independently and in concert.
     In connection with our consolidated financial statements for the fiscal year ended March 31, 2009, the Audit Committee has:
•	Reviewed and discussed the audited financial statements with management and with representatives of Grant Thornton LLP, our Independent Registered Public Accounting Firm;

•	Discussed with our Independent Registered Public Accounting Firm the matters required to be discussed by Statement On Auditing Standards No. 61, as amended (Communications with Audit Committees); and

•	Received the written disclosures and letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communication with the audit committee concerning independence, and has discussed with Grant Thornton LLP its independence.
     Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Thomas E. Jamison
R. Patrick Maxwell
Sven A. Wehrwein, Chair

Fees
     The following table presents the aggregate fees for professional services provided by Grant Thornton, LLP, in fiscal years 2009 and 2008.

	Fiscal Year 2009	Fiscal Year 2008
Audit Fees (1)	$129,483	$105,730
Tax Fees (2)	30,613	—

Total	$160,096	$105,730

(1)	Audit fees consist of fees for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements, services rendered relative to regulatory filings and attendance at Audit Committee meetings.

(2)	Tax fees principally consist of fees for the preparation tax returns and other consultation.
All Other Fees
     There were no other services provided by Grant Thornton, LLP not included in the captions above during 2009 or 2008.
Pre-Approval Process
     The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its Independent Auditors, but it has routinely approved all audit and permitted non-audit services to be performed for us by its Independent Auditors.
Additional Matters Regarding the Independent Auditors
     On February 19, 2008, our Audit Committee dismissed McGladrey & Pullen, LLP as our independent registered public accounting firm. On February 21, 2008, our Audit Committee engaged Grant Thornton, LLP as our new independent registered public accounting firm.
     During our two most recent fiscal years and any subsequent interim period preceding McGladrey & Pullen, LLP’s dismissal, we had no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey & Pullen, LLP’s satisfaction, would have caused such firm to make reference to the subject matter of the disagreement in connection with its report.
     During the two fiscal years ended March 31, 2007 and 2006, and in the subsequent interim period ended February 19, 2008, there were no “reportable events” as defined in Section 304(a)(1)(v) of Regulation S-K
     The Audit Committee expects to select and engage Grant Thornton, LLP to audit our financial statements for the year ending March 31, 2010. However, the Audit Committee has not yet commenced this process. Accordingly, we are not seeking shareholder ratification of the selection of our independent auditors for the year ending March 31, 2010. A representative of Grant Thornton, LLP will attend the Annual Meeting. This representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     We must receive shareholder proposals intended to be presented in our proxy materials for our 2010 Annual Meeting at our principal executive offices not later than March 29, 2010. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
Other Matters
     We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.
Annual Report to Shareholders
     Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (including audited financial statements) accompanies this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS:
Susan Hartjes Holman
Corporate Secretary
     and Chief Operating Officer
Minneapolis, Minnesota
July 27, 2009

UROPLASTY
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, September 15, 2009
1:30 p.m. (central time)

proxy

ANNUAL MEETING OF SHAREHOLDERS — TUESDAY, SEPTEMBER 15, 2009, 1:30 P.M.
(CENTRAL TIME) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors Recommends a Vote FOR Proposal 1.
PLEASE TURN OVER AND SIGN THIS PROXY ON THE REVERSE SIDE HEREOF
     See reverse for voting instructions.

 Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1.
The shares of stock you hold in your account will be voted as you specify below. If no choice is specified, the Proxy will be voted “FOR” the reelection of directors in Proposal 1.

1.	Election of directors:
To elect two directors: David B. Kaysen and Lee A. Jones

(Instructions: To withhold authority to vote for a nominee, write the name(s) of the nominee(s) in the box provided to the right.)

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD authority

2.	The undersigned authorizes the Proxies in their discretion to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.
Dated:                                                                                         , 2008

Signature(s) in Box
Please sign exactly as your name appears on Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
NOTE: The number shown to the right of your name on this label signifies how many shares you have on record according to StockTrans, Inc.